**SPONSORED RESEARCH AGREEMENT**

This Sponsored Research Agreement ("**Agreement**"), effective as of the date of the last signature hereto ("**Effective Date**"), is made

Between

**Ospedale San Raffaele S.r.l.**, an Italian company having registered office at via Olgettina No. 60, 20132, Milan, Italy, Fiscal Code 07636600962, duly represented for the purposes hereof by its Chief Executive Officer, Marco Centenari ("**OSR**")

*- on the one side -*

and

**Genenta Science S.p.A.**, an Italian company having registered office at via Olgettina No. 58, 20132, Milan, Italy, Fiscal Code 08738490963, duly represented for the purposes hereof by its Chief Executive Officer, Pierluigi Paracchi ("**Genenta**" or "**Sponsor**")

*- on the other side -*

(OSR and Genenta shall be, collectively but not jointly, defined as the "**Parties**" and, severally, a "**Party**").

**WHEREAS:**

a) OSR and Genenta have entered into an Amendment and Restated License Agreement ("**ARLA**") come into force on April 20, 2023;

b) The Parties identified in the ALRA two Candidate Products on which perform certain feasibility studies, under a Sponsored Research Agreement funded by Genenta;

c) Genenta desires to fund the research activities related to one of the Candidate Products identify in the ARLA and additional research projects conducted at OSR, namely:

- Combination between TEM-mediated IFN-α gene therapy and anti-angiogenic therapy ("**Research Project 1**" or "**RP1**") and
- Combination between TEM-mediated IFN-α gene therapy and immune checkpoint blockers ("**Research Project 2**" or "**RP2**") and
- Exploring the use of non-genotoxic conditioning in the context of TEM-mediated IFN-α delivery for the treatment of solid tumors ("**Research Project 3**" or "**RP3**").

in accordance with the terms and conditions set out in the ARLA, for what related to the Candidate Product, and to this Agreement

d) The research projects mentioned above are of mutual interest to Genenta and OSR, also in relation to the scope of the rights and licenses granted to Genenta under the ARLA.

**NOW, THEREFORE**, in consideration of the promises and mutual covenants contained herein, and intending to be legally bound hereby, the Parties hereto agree as follows:

**AGREEMENT**

**1 DEFINITIONS**

1.1 "**Affiliate**" means, with respect to any person or entity, any other person or entity which directly or indirectly controls, is controlled by or is under common control with such person or entity, during the term of such control. A person or entity will be deemed to be "controlled" by any other person or entity if such other person or entity (a) possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such person or entity whether by contract or otherwise, (b) has direct or indirect ownership of fifty percent (50%) or more (in the aggregate) of the voting power of all outstanding shares entitled to vote at a general election of directors of the person or entity or (c) has direct or indirect ownership of fifty percent (50%) or more of the equity interests in a partnership or a limited liability company.

1.2 "**Candidate Product 1**" has the meaning set forth in the ARLA.

1.3 "**Candidate Product (CP) Option Period**" has the meaning set forth in the ARLA.

1.4 "**Field of Use**" has the meaning set forth in the ARLA, subject to possible restrictions pursuant to Section 2.2 (b) of the ARLA.

1.5 "**Option 1**" and "**Optioned IP1**" have the meaning set forth in the ARLA.

1.6 "**OSR Background IP**" means such intellectual property rights (i) owned by OSR as at the Effective Date including the patent application listed in Exhibit C and/or (ii) related to results generated by or on behalf of the OSR following to the Effective Date other than in the performance of the Sponsored Research.

1.7 "**OSR Inventions**" means all Inventions conceived, made, created, developed during the Term, in the performance of the Sponsored Research.

1.8 "**Invention**" means any discovery, invention, creation, improvement or modification, whether or not patentable, including, but not limited to, processes, methods, formulas, technical information, materials, compositions, formulas, biological materials, assays, compounds, techniques, computer software and

documentation, data and know-how, together with any patent, copyright or other intellectual property rights therein.

1.9 "**Licensed Product**" has the meaning set forth in the ARLA.

1.10 "**Negotiation Period**" has the meaning set forth in Section 6.4.

1.11 "**Option**" has the meaning set forth in Section 6.4.

1.12 "**Option Notice**" has the meaning set forth in Section 6.4.

1.13 "**Option Period**" shall mean the term starting on the Effective Date of this Agreement and ending upon 6 months after the filing to Genenta of the final report.

1.14 "**OSR Product Improvements**" has the meaning set forth in the ARLA.

1.15 "**Research Plan**" means each research plan set forth in Exhibit A in relation to RP1, RP2 and to RP3.

1.16 "**Research Results**" means all data and information generated in the performance of the Sponsored Research and any research reports furnished to Sponsor under this Agreement, including OSR Inventions, descriptions of experiments conducted under the Research Plans and corresponding analyses and conclusions.

## 2 SPONSORED RESEARCH

2.1 OSR shall perform the RP1, RP2, and the RP3 (jointly "**Sponsored Research**"), in accordance with the Research Plan and the terms and conditions of this Agreement. The Parties agree that OSR, after consultation with Sponsor, shall be entitled to subcontract the performance of the activities under the Research Plans to third parties.

2.2 The Research Plan may be modified only upon mutual written agreement of Sponsor and OSR.

2.3 OSR principal investigators, for all the RPs, shall be [redacted] and [redacted] ("**Principal Investigator(s)**"). In the event that a Principal Investigator becomes unavailable to OSR for any reason, OSR shall be entitled to designate another member of its faculty who is reasonably acceptable to Sponsor to serve as Principal Investigator of the applicable Sponsored Research. If a substitute Principal Investigator has not been designated within sixty (60) days after the Principal Investigator has ceased its services under this Agreement, Sponsor may terminate this Agreement upon written notice thereof to OSR, subject to the provisions of Section 9 (and provided that OSR shall in no event be held liable to Sponsor for such termination).

## 3 FUNDING AND PAYMENT

3.1 In relation to the conduct of the Sponsored Research, Sponsor shall pay to OSR an amount equal to [redacted] (inclusive of all fees, overhead and costs incurred for performance of the Sponsored Research), as set forth in the payment schedule

attached hereto as Exhibit B. Amounts paid by Sponsor to OSR pursuant to Exhibit B shall be paid in Euros. The amounts mentioned under Exhibit B are exclusive of VAT, which shall be added to all payments as applicable.

3.2 If at any time OSR determines that it will require additional funds for the Sponsored Research, it shall notify Sponsor and provide an estimate of the additional costs for completing the Sponsored Research and the Parties shall in good faith negotiate an amendment to the Research Plan in the event that such increase of the budget is agreed upon by the Parties in accordance with Section 2.2.

3.3 Without prejudice to Section 9.2 below, any amount required to be paid by a Party hereunder which is not paid on the date due shall bear interest at a rate equal to the thirty (30) day Euribor rate, divisor 365, effective for the date that the payment was due, we reported by "Il Sole 24 Ore" plus [redacted] per cent [redacted]

3.4 All payments set forth by this Agreement shall be made through bank transfer to the bank account indicated by OSR in writing.

## 4 RECORDS, RESEARCH RESULTS AND REPORTS

4.1 During the 30 days from the expiry of each four (4) month period after the Effective Date, OSR shall deliver to Sponsor a written summary (including in the form of a power point presentation) of the activities conducted under each Research Project (i.e., for the avoidance of doubt, a written summary related to each RP) and all Research Results obtained during the applicable reporting period in relation to the applicable Research Plan. Sponsor shall be entitled to have visibility of the raw data on which the summary reports will be based. Within sixty (60) days after completion of the applicable Research Project or earlier termination of this Agreement, OSR shall submit to Sponsor comprehensive final reports containing all Research Results related to the Research Plan.

4.2 OSR and Principal Investigators shall be entitled to publicly disclose the Research Results and/or any information contained in the reports provided pursuant to Section 4.1, subject however to Section 7.

## 5 OPTION ON CANDIDATE PRODUCT 1

5.1 As agreed by the Parties in the ARLA, Genenta shall have the exclusive option, to be exercised sending written notice ("**Option Exercise Notice**") during the Candidate Product Option Period, to include the Optioned IP 1 as part of the Licensed Patents and the Candidate Products 1 as part of the Licensed Products under the ARLA; provided that Genenta shall pay to OSR an option exercise fee equal to [redacted] within 30 days from the date of the Option Exercise Notice.

5.2 Genenta shall have the right to extend the CP Option Period for the Option 1 twice for additional 24 month periods by sending written notice (each such notice, a "CP Extension Notice") at least three months prior to the expiry of the CP Option Period (as for the first extension) and at least three months prior to the expiry of the first 24 month extension period (as for the second extension); provided that such extension shall be granted subject to the payment of an extension fee equal to [redacted] per each 24 months extension no later than 30 days from the date of the CP Extension Notice.

5.3 In the event that Genenta fails to send the Option Exercise Notice during the CP Option Period without prejudice to the exclusive rights granted to Genenta the ARLA in Section 2.1, Section 2.2(a), and Section 3, OSR shall be entitled to grant any right to any third party under the Optioned IP 1, solely to the extent that the Option Exercise Notice does not relate to such Option 1 either within the Field of Use and/or outside the Field of Use.

5.4 Notwithstanding the foregoing, in the event that during the 6 months from the expiry of the CP Option Period (as possibly extended) OSR intends to grant a license under the Optioned IP 1 to conduct research and to develop, make, have made, use, offer for sale, sell and/or import, respectively, the Candidate Products 1 in the Territory (or any part thereof) in the Field of Use (or any part thereof), OSR shall first offer such license in writing to Genenta and the relevant written offer shall include the terms and conditions for the grant of such license. Should Genenta be interested in pursuing good faith negotiations with respect to the grant of such license, Genenta shall provide written notice of interest to OSR no later than 10 days from receipt of OSR's written offer and the Parties shall have a 45 day period to execute a license agreement in relation thereto. In the event that no notice of interest is received by OSR from Genenta during the above mentioned 10 day period or, having provided such notice of interest during such 10 day period, no agreement is executed by the Parties during the above mentioned 45 day period, OSR shall be entitled to grant such rights to any third party under such Optioned IP 1, to conduct research and to develop, make, have made, use, offer for sale, sell and/or import, as applicable, such Candidate Products 1 in the Territory or such part thereof, as applicable, in the Field of Use.

## 6 INTELLECTUAL PROPERTY

6.1 OSR shall be the owner of and shall retain all right, title and interest to the OSR Background IP. OSR shall furthermore be the owner, jointly with Fondazione Telethon, in their quality as joint ventures in SR-Tiget, of the Research Results (including all intellectual property rights related thereto).

6.2 OSR shall promptly notify Sponsor of any OSR Invention, which notice shall include a detailed written description (including copies of written invention disclosures received by OSR) of all such Inventions.

6.3 As between the Parties, OSR shall have the right to file, prosecute and maintain patent applications on such OSR Inventions. OSR will consult with, and reasonably consider in good faith comments provided by, Sponsor on patent applications for OSR Inventions. Sponsor shall reimburse OSR within forty-five (45) days after receipt of invoice for all documented, reasonable, out-of-pocket costs and expenses incurred by OSR in connection with the filing, prosecution and defence of the patent applications and maintenance of the patents on OSR Inventions. Notwithstanding the foregoing, if no Option is exercised during the Option Period (or no license agreement is executed within the applicable Negotiation Period in relation to the applicable OSR Invention), Sponsor shall have no further obligation to reimburse OSR's costs and expenses under this Section 6.3 (or shall have no further obligation to reimburse such costs and expenses limited to the applicable OSR Invention, to the extent that such costs and expenses are incurred after the

expiry of the Option Period (or after the expiry of the Negotiation Period in the event that no license agreement is executed within the applicable Negotiation Period following to the exercise of the Option in relation to the applicable OSR Invention).

6.4 Without prejudice to (i) the rights granted to Genenta under the ARLA in relation to the OSR Product Improvements and to Section 5 of this Agreement, OSR hereby grants to Sponsor an option ("**Option**") to negotiate either an exclusive or non-exclusive, royalty-bearing, non-transferrable, world-wide license, on commercially reasonable terms, under the OSR Inventions to research, develop, make, have made, use, offer for sale, sell and import any Licensed Product limited to the Field of Use. Sponsor may exercise such option with respect to any OSR Inventions by providing to OSR written notice thereof ("**Option Notice**") at any time during the Option Period; provided that such Option Notice shall mention (i) whether Sponsor is interested in an exclusive or a non-exclusive license, as well as (ii) the indications within the Field of Use and the applicable Licensed Product(s) in relation to which Sponsor is interested to start negotiations in accordance with Section 6.5.

6.5 For up to three (3) months after OSR receives such Option Notice (the "**Negotiation Period**"), OSR and Sponsor will negotiate in good faith the terms of a license agreement to the OSR Inventions under which OSR would grant to Sponsor an exclusive or non-exclusive license (as set forth in the Option Notice) in relation to such Licensed Products(s) and such indication(s) within the Field of Use as set forth in the Option Notice.

6.6 OSR shall have no further obligation to Sponsor in accordance with Sections 6.4 and 6.5 in relation to the applicable OSR Invention in the event that Sponsor and Institute fail to execute a license agreement during the Negotiation Period.

6.7 For the sake of clarity, nothing in this Agreement shall be intended as a grant by OSR to Sponsor of any rights or licenses in OSR Background IP. All rights not expressly granted by a Party under this Agreement are reserved by such Party and may be used by such Party for any purpose.

## 7 CONFIDENTIALITY, PUBLICATION, USE OF NAMES

7.1 As used herein, the term "**Confidential Information**" includes, without limitation, the terms of this Agreement and any technical, scientific, business or other information that may be disclosed by one Party (the "**Disclosing Party**") to the other Party (the "**Receiving Party**") in connection with this Agreement, regardless of whether such information is specifically designated as confidential and regardless of whether such information is in oral, written, electronic or other form. The Receiving Party shall (a) hold in confidence the ConfidentialInformation of the Disclosing Party and refrain from disclosing the Confidential Information of the Disclosing Party to any third party without the express writtenconsent of the Disclosing Party and (b) not use the Confidential Information of theDisclosing Party for any purpose other than as expressly permitted under this Agreement. Without limiting the foregoing, either Party shall not use the other Party's Confidential Information for any purpose other than performing the Sponsored Research and shall permit only those employees who have a need to know such Confidential Information to access such Confidential Information. The

Receiving Party's obligations under this Section 7.1 shall continue throughout the Term and for ten (10) years following termination or expiration of this Agreement.

7.2 The confidentiality and non-use obligations set forth in Section 7.1 shall not apply to Confidential Information that the Receiving Party can demonstrate by competent written proof:

(i) was known by the Receiving Party without restriction prior to disclosure under this Agreement;

(ii) was lawfully disclosed to the Receiving Party by a third party without an obligation of confidentiality;

(iii) entered the public domain through means other than an unauthorized disclosure or other breach of this Agreement by the Receiving Party;

(iv) was independently developed by the Receiving Party without knowledge or use of or access to Confidential Information disclosed by the Disclosing Party under this Agreement; or

(v) was published or publicly disclosed in accordance with the terms of this Agreement.

7.3 Notwithstanding Section 7.1, limited disclosure of Confidential Information shall not be prohibited to the extent such Confidential Information is required to be produced under applicable law; provided that, to the extent permitted under applicable law, in such case the Receiving Party shall (a) promptly notify the Disclosing Party in writing of the existence, terms and circumstances of such required disclosure; (b) allow the Disclosing Party to offer its objections to the production of the applicable Confidential Information; (c) cooperate with the Disclosing Party to take legally available steps to limit such disclosure; (d) disclose only those portions of Confidential Information that the Receiving Party is, in the opinion of its counsel, legally obligated to disclose; and (e) seek confidential treatment for all Confidential Information so disclosed.

7.4 Promptly after expiration or termination of this Agreement, the Receiving Party shall return to Disclosing Party all Disclosing Party's Confidential Information in the possession or control of the Receiving Party.

7.5 OSR shall be entitled to publish, present or otherwise disclose Research Results or other information and material resulting from the Sponsored Research for any purpose, subject to the terms and conditions of this Section 7.5. Notwithstanding the foregoing, OSR shall furnish the Sponsor with a final draft of any proposed publication, presentation or other public disclosure at least sixty (60) days in advance of the submission of such proposed publication, presentation or other public disclosure ("**Publication**") in order for the Sponsor to review and comment thereon, including to review for the possible inclusion in such Publication of Sponsor's Confidential Information disclosed to OSR. OSR shall consider Sponsor's suggestions for modifications as long as the neutrality and scientific character of the publication is not impaired and shall delete from its proposed Publication all Sponsor's Confidential Information that the other Party identifies and requests OSR to delete. Sponsor shall not be entitled to publish the Research

Results (subject to the provisions of the ARLA possibly executed during the Negotiation Period in the event that Sponsor exercises the Option).

7.6 Neither party may use the other party's name without prior written consent except that OSR may acknowledge Sponsor's funding of the Sponsored Research and any scientific contributions in scientific publications, in listings of sponsored research projects and for other academic purposes. Sponsor shall not use OSR's name, mark or symbol, or the name of any trustee, officer, faculty member, student or employee thereof, without OSR's prior written consent, except as required by applicable laws or as expressly consented under the ARLA.

## 8 Representations, Warranties and Covenants

8.1 OSR shall comply with all laws, regulations and other legal requirements applicable in connection with the performance of the Sponsored Research, including but not limited to any legal requirements related to the use of animals in the Sponsored Research and use of cell lines, tissue, human clinical isolates or similar human-derived materials.

8.2 OSR makes no warranties, express or implied, as to (i) the completion, success or particular results of the Sponsored Research, or (ii) the condition, merchantability, or fitness for a particular purpose of the Research Results, or (iii) the fact that OSR Inventions will be generated in the performance of the Sponsored Research.

## 9 Term and Termination

9.1 Unless earlier terminated in accordance with its terms, the Sponsored Research shall begin on the Effective Date and shall end upon the earlier of (a) the date of completion of all activities relating to the RPs, as set forth in the Research Plans and (b) 30 July 2025 (unless the Parties mutually agree upon an extension of the Sponsored Research term). This Agreement shall be effective upon the Effective Date and shall expire upon the date of expiry of the Negotiation Period (or upon the expiry of the Option Period in the event that no option is exercised during such Option Period); the term of this Agreement is referred to as the "**Term**".

9.2 Either Party may terminate this Agreement effective upon written notice to the other Party, if the other Party breaches any of the terms or conditions of this Agreement and fails to cure such breach within thirty (30) days after receiving written notice thereof.

9.3 Sponsor may terminate this Agreement for any reason or for no reason upon thirty (30) days' prior written notice to OSR; provided that Sponsor shall not be entitled to send such notice to OSR during the 12 months period from the Effective Date.

9.4 If this Agreement terminates prior to its expiration, OSR shall be entitled to retain the payments made by Sponsor prior to termination; provided that, in the event that such payments are lower than [redacted] Sponsor shall pay to OSR within 30 days from the date of termination the difference between [redacted] and the amounts paid by Sponsor to OSR prior to the date of termination.

9.5 Termination or expiration of this Agreement shall not affect the rights and obligations of the Parties accrued prior to termination or expiration hereof. The provisions of Sections 7, 8.4, 9, 10.1 and 10.6 shall survive such termination.

## 10 GOVERNING LAW AND ARBITRATION

10.1 This Agreement shall be governed by and construed in accordance with the laws of Italy, without regard to the conflicts of law principles thereof.

10.2 Any dispute, controversy or claim initiated by either Party arising out of or relating to this Agreement, its negotiations, execution or interpretation, or the performance by either Party of its obligations under this Agreement (other than (a) any dispute, controversy or claim regarding the validity, enforceability, claim construction or infringement of any patent rights, or defenses to any of the foregoing), shall be finally resolved through arbitration by a panel of three (3) arbitrators appointed under the Rules of the International Court of Arbitration of the International Chamber of Commerce of Paris (the "**Rules**"), which both Parties declare to know and accept. Each Party shall appoint one arbitrator and the two thus-appointed arbitrators shall appoint the third arbitrator, who shall act as chairman of the panel. In case of disagreement, the third arbitrator shall be appointed by the Chairman of the International Chamber of Commerce, in accordance with the provisions of the Rules. Where necessary the Chairman of the International Chamber of Commerce shall also appoint an arbitrator on behalf of the Party that has failed to appoint its arbitrator within the deadline set forth by the Rules. The seat of the arbitration shall be Milan, Italy. Any such arbitration shall be conducted in the Italian language, without prejudice to the Parties right to file documents in the English or other foreign language, along with the relevant certified translation into Italian English or to hear witness in languages other than Italian provided that a simultaneous translation is offered to the panel. Any award issued by the arbitration panel shall binding upon the Parties and the arbitration shall be "rituale" in its nature. The arbitration shall be conducted in accordance with the Rules and the Parties hereby declare that the Emergency Arbitrators Provisions shall not apply between them. The award rendered by the arbitrators may be challenged on the grounds of breach of rules of law (impugnazione per violazione delle regole di diritto) pursuant to Article 829 (Casi di nullità), third paragraph, of the Italian Code of Civil Procedure.

10.3 Any other dispute which may not be submitted to the arbitration proceeding pursuant to Section 10.2 above, including those relating to injunctive reliefs and provisional and/or urgent measures and payment injunctions (decreto ingiuntivo) shall be devoted to the exclusive jurisdiction of the Court of Milan.

## 11 MISCELLANEA

11.1 No rights hereunder may be assigned by either Party, directly or by merger or other operation of law, without the express written consent of the other Party; provided that Sponsor may assign this Agreement to an Affiliate and to the sole and limited extent that such Affiliate is assigned also the ARLA. Any prohibited assignment of this Agreement or the rights hereunder shall be null and void. No assignment shall relieve either Party of responsibility for the performance of any obligations which accrued prior to such assignment.

11.2 No change, modification, or addition or amendment to this Agreement (including to the Research Plans attached herewith), or waiver of any term or condition of this Agreement, is valid or enforceable unless in writing and signed and dated by the authorized officers of the Parties to this Agreement.

11.3 A waiver by either Party of a breach or violation of any provision of this Agreement will not constitute or be construed as a waiver of any subsequent breach orviolation of that provision or as a waiver of any breach or violation of any other provision of this Agreement.

11.4 Nothing herein shall be deemed to establish a relationship of principal and agent between OSR and Sponsor, nor any of their agents or employees, nor shall this Agreement be construed as creating any form of legal association or arrangement which would impose liability upon one Party for the act or failure to act of the other Party. Nothing in this Agreement, express or implied, is intended to confer on any person other than the Parties or their permitted assigns any benefits, rights or remedies.

11.5 All communications hereunder shall be in writing, electronic mail and shall be deemed to have been duly given (a) upon personal delivery, (b) upon deposit with a recognized courier with next-day delivery instructions, (c) one (1) business day after sending, if sent by electronic mail and no delivery failure notification has been received, to the address set forth below or such other address as either Party may specify by notice sent in accordance with this Section 10.5:

If to OSR:

Ospedale San Raffaele S.r.l.
via Olgettina No. 60
20132, Milan, Italy

Attention: Dr Daniela Bellomo, Business Development Director
daniela.bellomo@hsr.it

If to Principal Investigators:

[redacted]

[redacted]

If to Sponsor:

Pierluigi Paracchi
pierluigi.paracchi@genenta.com
Via Olgettina, 58 – 20132 Milano - Italy

11.6 This Agreement shall be construed and governed in accordance with the laws of Italy, without giving effect to conflict of law provisions.

11.7 This Agreement, including the exhibits hereto embody the entire understanding between the Parties relating to the subject matter hereof and supersedes all prior

understandings and agreements, whether written or oral. This Agreement may not be varied except by a written document signed by duly authorized representatives of both Parties.

11.8 This Agreement may be executed in more than one counterpart, each of which shall be deemed an original but all such counterparts taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the duly authorized representatives of the Parties hereby execute this Agreement as of the Effective Date.

| **Genenta Science S.p.A.** | **Ospedale San Raffaele S.r.l.** |
| --- | --- |
| By: DocuSigned by: Pierluigi Paracchi 0725D415D028463... | By: [signature] |
| Name: Pierluigi Paracchi | Name: Marco Centenari |
| Title: CEO | Title: CEO |
| Date: | Date: 01/08/2023 |

**Exhibit A**
**RESEARCH PLAN**

## Background

Genenta Science S.p.A. is a clinical stage immuno-oncology company developing a cell-based platform harnessing the power of hematopoietic stem cells (HSPCs) to provide durable and safe treatments for solid tumors. By financing pre-clinical research Genenta aims to strength andgenerate new intellectual property relevant to Genenta platform, to deep the understanding of themechanism of actions of Temferon (Genenta's clinical lead candidate), and to broad its clinical application.

Pre-clinical studies should address questions relevant to Temferon clinical development considering the current paradigm treatment in immuno-oncology that often see in clinical practice a multimodal approach.

## Research Plan

OSR will evaluate/explore:

1. Temferon efficacy in pre-clinical mouse models of glioblastoma multiforme (GBM) and in at least one additional solid tumor indication in combination anti-angiogenic strategies (RP1) and immune checkpoint blockers (RP2).
2. Alternative conditioning regimens (RP3).

## RP1- Exploring combination between TEM-mediated IFN-α gene therapy and anti-angiogenic therapy

*Background information*

The homing ability of TIE2-expressing monocytes/macrophages (TEM) into tumors can be used to deliver anti-tumoral cytokines in the tumor microenvironment (TME). [redacted] group has previously shown that TEM-mediated release of IFN-α in tumors can reprogram the immune suppressive TME towards an immune stimulatory one. More recently, [redacted] group designed a switchable version of the lentiviral vector (LV) delivery platform. Specifically, they built an inducible form of IFN-α by fusing the transgene to a mutant destabilizing domain (DD) from *Escherichia coli* dihydrofolate reductase (DHFR), whose stabilizing ligand, trimethoprim (TMP), is a clinically approved drug that crosses the blood-brain barrier. The TMP-inducible strategy adds an additional level of control to the TEM-cytokine delivery system as it allows to timely regulate the secretion of the cytokine through an ON/OFF switch. Moreover, it allows testing its efficacy *in vivo* after tumor onset, thus better modeling a therapeutic intervention. This strategy is very useful when combined with other therapies as it allows to choose the best therapeutic window for both therapies by allowing switch ON and OFF at specific time points.

*Inducible Glioblastoma murine model*

[redacted] group recently tested the inducible platform in a mouse model of Glioblastoma (Birocchi et. al., 2022). They transplanted mice with Empty LV (Control) or with Tie2-Ifna1-DHFR-mirT LV (IFN-α-DHFR) and challenged them orthotopically with mGB2 glioblastoma (GBM) cells. Mice were then treated with the DD-stabilizer TMP. Besides showing reduced tumor volume and improved survival of IFN-α-DHFR compared to control, tumors from IFN-α-DHFR mice showed lowervessel density, as confirmed by quantification of CD31 immunostaining.

*Anti-angiogenic therapies in the clinic*

The most prominent VEGF targeting drug is bevacizumab (BEV), a recombinant humanized monoclonal antibody that binds to human VEGF-A.
Bevacizumab is currently used in the following indications:

- Metastatic Breast Cancer
- Stage III or IV ovarian cancer after primary surgery
- Recurrent epithelial ovarian, fallopian tube, or primary peritoneal cancer
- Persistent, recurrent, or metastatic cervical cancer
- Metastatic renal cell carcinoma (in combination with IFN-α)
- First-line non-squamous non-small cell lung cancer
- Metastatic colorectal cancer

In Glioblastoma, BEV was tested both as upfront treatment together with RTx and concomitant Temozolomide (TMZ) administration (Lai et al. 2008; Narayana et al. 2008) and in combination with RTx in recurrent GBM (Gutin et al. 2009). Is currently approved by FDA for recurrent GBM.

*Objective*
Temferon efficacy will be evaluated in a pre-clinical mouse models of glioblastoma multiforme (GBM) and in at least one additional solid tumor indication in combination with anti-angiogenic strategies.

*Tasks*
**A.1.1** - *To determine if Temferon synergize with an anti-angiogenic treatment.*

- The Genenta platform will be tested in combination with anti-angiogenic treatment.

**A.1.2** - *To evaluate whether the anti-angiogenic treatment affects the TEMs homing to the TME.*

- TEMs homing within the TME will be quantitively evaluated using a reporter gene and comparing untreated mice to mice treated with an anti-angiogenic treatment. Thekinetic of recruitment will also be evaluated in relationship with tumor volume and the quantity of transduced cells in the periphery.

**A.1.3** - *To determine the most adequate scheme of intervention for the combination.*

- The Inducible platform will be used to decipher the optimal treatment schedule for Temferon in combination with an anti-angiogenic treatment in the context of a clinically relevant conditioning regimen.

Tasks will be sequential and the transition to the next task will be reviewed and discussed with Genenta.

*Preliminary Activity*
A **pilot experiment** will be performed on the additional chosen solid tumor to set the mostappropriate condition for Temferon testing (number of cells to be injected, time for tumor development etc.).

*Methods*
*Preclinical solid tumor models:*

- mGB2 cells – GBM mouse models of glioblastoma multiforme (GBM).
- At least one additional solid tumor to be discussed and agreed with Genenta within 6 months from the Effective Date.

*Anti-angiogenic intervention:*

- In Vivo MAb anti-mouse VEGFR-2 (clone DC101, BioXCell)
  - Reference - doi: 10.1158/1078-0432.CCR-09-3073

*HSPCs:*

- The equivalent of human HSPCs (Lin-cells) will be transduced with the mTie-2-mIFN-α LVV (mimicking the current *Genenta platform*), with mTie-2-mIFN-α-DHFR LVV (*Inducible platform*) and mTie2-GFP LVV (*reporter construct*). The transduction procedure should be performed to get an ideal target VCN of 1 of the input cells to be administered (Lin- cells).
- The reporter construct will be used for the pilot experiment and to test the Genenta platformin combination with an anti-angiogenic treatment in the additional chosen solid tumor model.

<u>*Conditioning Regimen:*</u>

- Total body irradiation for tasks A.1.1 and A.1.2 and a chemo-based conditioning regimen for task A.1.3.

*Tasks A.1.1 and A.1.2 - Experimental Design*

<u>*Testing Groups*</u>

Mice will be challenged with the chosen solid tumor (GFP negative) upon bone marrow reconstitution. Mice will be randomly assigned to the groups **a** or **b** and **c** or **d**, after the first tumor volume evaluation. If feasible two independent experiments for each tumor model will be performed.

**a)** CTR (IgG)
**b)** anti-mouse VEGFR-2
**c)** Temferon
**d)** Temferon + anti-mouse VEGFR-2 (Temferon first-line - *prophylactic intervention*)

The quantitative evaluation of TEMs presence will be performed on mice assigned to group a and b and overtime on the additional chosen solid tumor and based on the result of the pilot experiment model (Lin- cells will be transduced with the mTie2-GFP LVV).
The experiment should determine the kinetic of TEMs recruitment and the relationship with 1) tumor volume, 2) quantity of transduced cells in the periphery and 3) the anti-angiogenic treatment.

Based on the result the same experiment may also be conducted on the mGB2 mouse model (GFP negative cell lines, to be preliminary tested in vivo)

*Tasks A.1.1 and A.1.2 – Assessments*

The following evaluations will be conducted:

- Tumors volume (MRI)
- Tumor perfusion (Advance MRI) – a preliminary analysis will be conducted on potential responder and non-responder mice to be selected in the different treatment groups. Basedon the result a broader analysis may be conducted.
- Cytokines and growth factor concentration in serum/plasma – to be performed overtime, cytokine should include but may not be limited to IFN-α, ANG-2, MMP-9, SDF-1, VEGF-A, VEGF-C, TP, CTSB. Cytokines characterization will be conducted on group **a** and **c** and based on the efficacy results also on group **b** and **d**.
- Survival.
- Assessment of vessels type and vascularization area (at study end).

*Tasks A.1.1 and A.1.2 - Time frame*

8 months

*Tasks A.1.3 Experimental Design*
<u>*Testing Groups*</u>
Mice will be challenged with the chosen solid tumor upon bone marrow reconstitution. Mice will be randomly assigned to the groups **A – D**, after the first tumor volume evaluation. Trimethoprim administration will follow the anti-angiogenic treatment. If feasible two independent experiments for each tumor model will be performed.

- **A.** CTR
- **B.** Anti-mouse VEGFR-2
- **C.** Temferon
- **D.** Temferon + anti-mouse VEGFR-2 – The anti-angiogenic treatment will be administered after tumors development and before Temferon is turned-on (two weeks later - Temferon second-line)

Based on the results additional treatment schedules may be tested including administering the anti-angiogenic treatment simultaneously to Temferon infusion.

*Tasks A.1.3 – Assessment*
The following evaluations will be conducted:
- Tumors volume
- Tumors perfusion (Advance MRI) – a preliminary analysis will be conducted on potential responder and non-responder mice to be selected in the different treatment groups. Basedon the result a broader analysis may be conducted.
- Cytokines and growth factor concentration in serum/plasma – to be performed overtime, cytokine should include but may not be limited to IFN-α, ANG-2, MMP-9, SDF-1, VEGF-A, VEGF-C, TP, CTSB. Cytokines characterization will be conducted on group **a** and **c** and based on the efficacy results also on group **b** and **d**.
- Survival.
- Assessment of vessels type and vascularization area (at study end).

*Tasks A.1.3 - Time frame*

**12** months

**RP2- Exploring combination between immune checkpoint blockers and TEM-mediated IFN-α gene therapy**

*Background information*

The recently data published by [redacted] group regarding the characterization of tumor infiltrating T lymphocytes in the mGB2 GBM model indicates that T cells in control tumors co-express different markers of exhaustion/dysfunction while in IFN-α treated tumors this phenotypeis partially reverted. Gene set enrichment analysis (GSEA) on differentially expressed genes (DGE) results, comparing both IFN-α and IFN-α-DHFR with control T cells in the GBM microenvironment, shows a negative enrichment of T cell exhaustion genes in gene therapy groups. Flow cytometry analyses confirmed these data at the protein level, showing reduced percentage of cytotoxic CD8+T cells co-expressing the exhaustion markers Programmed cell death protein 1 (PD-1) and Lymphocyte-activation gene 3 (LAG3) in the tumors of IFN-α-DHFR mice compared to controls. Moreover, recent unpublished data obtained by [redacted] group, in an ongoing study employing IFN- gene therapy combined with CAR T cell therapy, shows that IFN gene therapy improves activation of CAR T CD8+ T cells by upregulating CD69 and Granzyme-B, and reducing co-expression of multiple immune-checkpoint molecules (PD-1/LAG-3/CTLA-4 double and triple positive) indicating the preservation of a less exhausted phenotype. Based on these data it was hypothesized that IFN-α gene therapy can be coupled with immune checkpoint blockers like PD-1, PDL-1 and CTLA-4 to boostT cell mediated immune response in a 'cold' tumor like GBM.

*Immune-checkpoint blockers in the clinic*

The relevance of the proposed studies is high as immune checkpoint blockers are routinely used in patients across approximately 20 tumor types. Among ICIs, PD-1/PDL1 inhibitors are the most widely used, commonly as monotherapy, or as the backbone of combination regimens with ipilimumab or relatlimab, cytotoxic chemotherapy, and/or molecularly targeted therapies. Current indications for patients with metastatic cancer are summarized in **Table 1**, while current indicationsin the adjuvant (defined as systemic therapy to eliminate micrometastases and reduce risk of recurrence after definitive cancer treatment, usually surgery or [chemo]radiotherapy) and neoadjuvant (defined as systemic therapy to downsize tumors prior to definitive therapy) settings are summarized in **Table 2** (Tan et al., 2022 - https://doi.org/10.1016/j.jaccao.2022.09.004). So far ICIs failed to demonstrate efficacy in GBM clinical trials. The optimal duration of treatment with ICIsin both metastatic and adjuvant settings is still under investigation. Of note, ICIs line of treatment has changed over time with a shift in ICIs use from second- to first-line.

The table below reports the market approved ICIs with the relative target.

| Target | ICIs |
|---|---|
| **PD-1** | Pembrolizumab, Nivolumab, Cemiplimab, Avelumab, Darvalumab |
| **PD-L1** | Atezolizumab |
| **CTLA-4** | Ipilimumab |
| **LAG-3** | Relatlimab |

**TABLE 1 U.S. Food and Drug Administration Approved Immune Checkpoint Inhibitors as of April 2022: Advanced or Metastatic Cancers**

| Organ | Cancer | Immune Checkpoint Inhibitor | Line of Therapy | Schedule |
|---|---|---|---|---|
| Skin | Melanoma | Ipilimumab[116] | First | Every 3 wk |
| | | Pembrolizumab[16] | First | Every 3 or 6 wk |
| | | Nivolumab[117] | First or second | Every 2 or 4 wk |
| | | Atezolizumab[118] | First | Every 2-4 wk |
| | | Ipilimumab and Nivolumab[13] | First | Every 3 wk |
| | | Relatlimab and Nivolumab[20] | First | Every 4 wk |
| | Cutaneous squamous cell carcinoma | Pembrolizumab[119] | First | Every 3 or 6 wk |
| | | Cemiplimab[120] | First | Every 3 wk |
| | Basal cell carcinoma | Cemiplimab[121] | Second | Every 3 wk |
| | Merkel cell carcinoma | Pembrolizumab[122] | First | Every 3 or 6 wk |
| | | Avelumab[123] | First | Every 2 wk |
| Lung | Non-small cell lung cancer | Pembrolizumab[10,11,12,124] | First | Every 3 or 6 wk |
| | | Nivolumab[125,126] | First or second | Every 2 or 4 wk |
| | | Cemiplimab[127] | First | Every 3 wk |
| | | Atezolizumab[11,128] | First | Every 2-4 wk |
| | | Ipilimumab and Nivolumab[129] | First | Every 3 wk |
| | Small cell lung cancer | Atezolizumab[34] | First | Every 2-4 wk |
| | | Durvalumab[35] | First | Every 3-4 wk |
| | Pleural mesothelioma | Ipilimumab and Nivolumab[130] | First | Every 6 wk |
| Urological | Renal cell cancer | Pembrolizumab[44,45] | First | Every 3 or 6 wk |
| | | Nivolumab[46] | First or second | Every 2 or 4 wk |
| | | Avelumab[47] | First | Every 2 wk |
| | | Ipilimumab and Nivolumab[131] | First | Every 3 wk |
| | Urothelial carcinoma | Pembrolizumab[132,133] | Second | Every 3 or 6 wk |
| | | Nivolumab[134] | Second | Every 2 or 4 wk |
| | | Atezolizumab[135-137] | First or second | Every 2-4 wk |
| | | Avelumab[138] | Second | Every 2 wk |
| Head and neck | Squamous cell carcinoma | Pembrolizumab[36] | First | Every 3 or 6 wk |
| | | Nivolumab[139] | Second | Every 2 or 4 wk |
| Gastrointestinal | Hepatocellular carcinoma | Pembrolizumab[140] | Second | Every 3 or 6 wk |
| | | Atezolizumab[45] | First | Every 2-4 wk |
| | | Ipilimumab and Nivolumab[141] | Second | Every 3 wk |
| | MSI-H or dMMR colorectal cancer | Pembrolizumab[50] | First | Every 3 or 6 wk |
| | | Nivolumab[51] | Second | Every 2 or 4 wk |
| | | Ipilimumab and Nivolumab[142] | Second | Every 3 wk |
| | Gastric and gastroesophageal cancer | Pembrolizumab[39,41] | First | Every 3 or 6 wk |
| | | Nivolumab[40,42] | First or second | Every 2-4 wk |
| Gynecological | Cervical cancer | Pembrolizumab[143] | First or second | Every 3 or 6 wk |
| | Endometrial cancer | Pembrolizumab[49,144] | Second | Every 3 or 6 wk |
| Breast | Triple negative breast cancer | Pembrolizumab[37] | First | Every 3 or 6 wk |
| Lymphoma | Classical Hodgkin's lymphoma | Pembrolizumab[145] | Third | Every 3 or 6 wk |
| | | Nivolumab[146] | Fourth | Every 2 or 4 wk |
| | Mediastinal B cell lymphoma | Pembrolizumab[147] | Third | Every 3 or 6 wk |
| Others | MSI-H, dMMR, or TMB-H solid organ tumors | Pembrolizumab[52,148] | Salvage therapy | Every 3 or 6 wk |

Source: U.S. FDA.[21]

dMMR = deficient mismatch repair; MSI-H = microsatellite instability-high; TMB-H = tumor mutational burden-high.

**TABLE 2 U.S. Food and Drug Administration Approved Immune Checkpoint Inhibitors as of April 2022: Adjuvant and Neoadjuvant Therapies**

| Organ | Cancer | Immune Checkpoint Inhibitor | Scenario | Cancer Stage | Schedule |
|---|---|---|---|---|---|
| Skin | Melanoma | Ipilimumab[149] | Adjuvant | III | Every 3 wk |
| | | Pembrolizumab[150] | Adjuvant | II-III | Every 3 or 6 wk |
| | | Nivolumab[151] | Adjuvant | III | Every 2 or 4 wk |
| Lung | Non-small cell lung cancer | Nivolumab[152] | Neoadjuvant | I-III | Every 3 wk |
| | | Atezolizumab[153] | Adjuvant | II-III | Every 2-4 wk |
| | | Durvalumab[154] | Adjuvant | III | Every 2 or 4 wk |
| Urological | Renal cell cancer | Pembrolizumab[155] | Adjuvant | II-IV | Every 3 or 6 wk |
| | Urothelial carcinoma | Nivolumab[156] | Adjuvant | III | Every 2 or 4 wk |
| Gastrointestinal | Gastric and gastroesophageal cancer | Nivolumab[157] | Adjuvant | II-III | Every 2 or 4 wk |
| Breast | Triple negative breast cancer | Pembrolizumab[58] | Adjuvant and neoadjuvant | II-III | Every 3 or 6 wk |

Abbreviations as in Table 1.

*Objective*
Temferon efficacy will be evaluated in a pre-clinical mouse models of glioblastoma multiforme (GBM) and in at least one additional solid tumor indication (solid tumor hot and/or cold*) in combination with ICIs.

- **the same additional pre-clinical solid tumor model as identified and tested in A.1 will be used. Additional models may also be included (to be discussed and agreed with Genenta within 6 months from the Effective Date).*

*Tasks*
**A.2.1** - To determine if Temferon synergize with ICI in solid "hot" and "cold" tumors.
   - The Genenta platform will be tested in combination with ICIs.

**A.2.2** - To determine the most adequate scheme of intervention for the combination.
   - The Inducible platform will be used to decipher the optimal treatment schedule for Temferon in combination with ICIs in the context of a clinically relevant conditioning regimen.

**A.2.3** - To dissect Temferon mechanism of action on the T cells compartment
   - Circulating T lymphocyte repertoire will be in depth characterized to capture the changes associated with an anti-tumor response or resistance/immune-escaping

Tasks will be sequential and the transition to the next task will be review and discussed with Genenta.

*Methods*
*Murine solid tumor models:*

- mGB2 cells - GBM mouse models of glioblastoma multiforme (GBM).
- At least on additional solid tumor will be tested based on the results (hot solid and/or cold). The pre-clinical mouse models will be discussed and agreed with Genenta within 6 months from the Effective Date.

*ICIs:*

- At least two ICIs among the following will be tested: anti-PD1, anti-PDL-1, anti-CTLA-4 andanti-LAG3

*HSPCs:*

- The equivalent of human HSPCs (Lin-cells) will be transduced with the mTie-2-mIFN-α LVV (mimicking the current *Genenta platform*) and with mTie-2-mIFN-α-DHFR LVV (*Inducible platform*). The transduction procedure should be performed to get an ideal target VCN of 1of the input cells to be administered (Lin- cells).

*Conditioning Regimen:*

- Total body irradiation for tasks A.2.1 and a chemo-based conditioning regimen for task A.2.2.

*Tasks A.2.1 and A.2.3 - Experimental Design*
*Testing Groups*
Mice will be challenged with the chosen solid tumor upon bone marrow reconstitution. Mice will be randomly assigned to the groups **a** - **d**, after the first tumor volume evaluation. If feasible two independent experiments for each tumor model will be performed.

**a)** CTR
**b)** ICI
**c)** Temferon
**e)** Temferon + ICI (Temferon first-line – *prophylactic intervention*)

*Tasks A.2.1 and A.2.3 – Assessments*
The following evaluations will be conducted:

- Tumor volume (MRI or equivalent imaging tumor quantification method)
- Cytokines and growth factor concentration in serum/plasma – to be performed overtime, cytokine should include but may not be limited to IFN-α, TGF-β,IL-2, IL-7, IL-10, IL-12, IL-18,IL-27, IL-4. Cytokines characterization will be conducted on group **a** and **c** and based on the efficacy results also on group **b** and **d**.
- T cell phenotype and activation/exhaustion state over time.
- Survival.
- Characterization of the myeloid and lymphoid infiltration in tumor and lympho-hematopoietic organs (at study end).

*Tasks A.2.1 and A.2.3 - Time frame*
8 months

*Tasks A.2.2 and A.2.3- Experimental Design*
*Testing Groups*
Mice will be challenged with the chosen solid tumor upon bone marrow reconstitution. Mice will be randomly assigned to the groups **A – D**, after the first tumor volume evaluation. If feasible two independent experiments for each tumor model will be performed.

A. CTR
B. ICI
C. Temferon
D. Temferon + ICI
    - ICI administration will start after tumors development and before Temferon is turned-on (two weeks later) (Temferon in second-line)

Based on the results additional treatment schedules may be tested including administering the ICI simultaneously to Temferon infusion and testing Temferon in second-line and in combination with a different ICI as used in first-line (Temferon in second-line and in combo).

The ICI to be used as first- and second-line of treatment needs to be determined on the SOC of the solid tumor under testing. ICI sequence needs to be discussed and agreed with Genenta.

*Tasks A.2.2 and A.2.3– Assessment*
The following evaluations will be conducted:

- Tumors volume (MRI or equivalent imaging tumor quantification method)
- Cytokines and growth factor concentration in serum/plasma – to be performed overtime, cytokine should include but may not be limited to IFN-α, TGF-β,IL-2, IL-7, IL-10, IL-12, IL-18,IL-27, IL-4. Cytokines characterization will be conducted on group **a** and **c** and based on the efficacy results also on group **b** and **d**.
- T cell phenotype and activation/exhaustion state over time.
- Survival.
- Characterization of the myeloid and lymphoid infiltration in tumor and lympho-hematopoietic organs (at study end).

*Tasks A.2.3 - Time frame*
12 months

*Potential additional evaluations for Research Plan A.1 and A.2*

In case of long term surviving mice in the experiments described in section **A.1** (combination with anti-angiogenic therapy) and in **A.2** (combination with ICI) T cells lymphocytes will be adoptively transfer from the PB, spleen, bone marrow (BM) and possibly from the brain of full responders in syngeneic recipient mice challenged with the solid tumor under testing to monitor the onset of protective immunity in the recipients. Moreover, if enough material will be available T cells gene will be characterized for the gene expression at the single cell level.

**RP3 - Exploring use of non-genotoxic conditioning for TEM-mediated IFN-α treatment delivery to solid tumors.**

*Background information*

For the TEM-mediated IFN-α gene therapy strategy, lineage-negative (Lin-) cells enriched in HSPCs are isolated from total BM of C57BL/6 CD45.2 donor mice, transduced *ex vivo* with lentiviral vectors and infused in lethally irradiated syngeneic (CD45.1) recipient mice. Whole body irradiation, or an alternative chemo-based conditioning regimen, is necessary to deplete endogenous BM cells to permit Temferon engraftment.

Recently work from [redacted] lab (Omer-Javed et al, 2022) showed in C57BL/6 mice the possibility of bypassing genotoxic conditioning leveraging by using mobilizers such as G-CSF, AMD3100 and BIO5192 (G7AB treatment). G-CSF is a clinically approved compound that acts at the level of BM in a broad and complex manner and leads to an increase of CD34+ cells in the circulation.AMD3100 (Plerixafor) instead is a direct antagonist of CXCR4, which rapidly mobilizes HSPC into thecirculation by directly disrupting a major BM retention axis, CXCL12-CXCR4, in a reversible way. BIO5192 is a ITGA4 antagonist acting by disrupting the interactions of HSPC with the BM stromal cells.

The administration of mobilizers, by inducing substantial egress of resident HSPCs from the BM allows engraftment of the transplanted cells. Thus, infusing donor HSPCs at the peak of mobilization enabled competition with mobilized recipient cells to repopulate the BM niches, establishing around 15-25% donor chimerism, as assessed by the respective percentages of CD45.1 (donor cells) and CD45.2 (recipient cells).

<u>Focus on Temferon clinical application/experience</u>

In the current ongoing Genenta phase 1/2a clinical trial, CD34+ HSPC, (Temferon starting material, corresponding to the mouse lineage negative cells) are mobilized from the bone marrow into the peripheral blood by lenograstim (granulocyte colony-stimulating factor; G-CSF) and plerixafor and are collected through an apheresis procedure. Once Temferon has been released, the patient undergoes a cycle of chemo ablation, which requires patient hospitalization and may be associatedwith short- and long-term clinical complications related to the adopted conditioning regimen.

*Objective*

To explore in pre-clinical mouse models the use of *non-genotoxic strategy* as an alternative conditioning regimen for Temferon administration.

*Tasks*

***B.1** - To determine if a non-genotoxic strategy may allow Temferon to engraft and differentiate*

***B.2** - To test Temferon efficacy in the context of a non-genotoxic strategy for the cell therapy delivery*

*Methods*

Conditioning Regimen:

- Apheresis based-model mimicking the clinical setting (two mobilization attempts with infusion of transduced cells during the peak of mobilization)

HSPCs:

- The equivalent of human HSPCs (Lin-cells) will be transduced with the mTie-2-mIFN-α LVV (mimicking the current *Genenta platform*). The transduction procedure should be performedto get an ideal target VCN of 1 of the input cells to be administered (Lin- cells).

Preclinical solid tumor models:

- mGB2 cells - GBM mouse models of glioblastoma multiforme (GBM).
- At least one additional solid tumor to be discussed and agreed with Genenta within 6 months from the Effective Date.

*Tasks B.1 and B.2 – Experimental Design and Assessments*

The following experiments and assessments will be conducted to accomplish Task B.1 and B.2. If feasible, two independent experiments will be conducted for each tumor model.

*1 – Administration of G7AB and evaluation of the kinetic and of the peak of*

- PB will be sampled at two different time points after G7AB administration to measure mobilized white blood cells (WBC) and the quantity of short-term and long-term HSC compared to control mice.

*2 – Purification of Lin- and transduction with Tie2-GFP-mirT vector from CD45 donor mice andtransplantation of transduced cells in recipient mice at the peak of mobilization as assed in point 1.*

- Mice will be followed over time to monitor chimerism and dose dependent engraftment and compared with mice transplanted with unmodified Lin- cells.

*3 – Purification of Lin- and transduction with Tie2-GFP-mirT vector from CD45 donor mice and transplantation of transduced cells in recipient mice at the peak of mobilization as assessed in 1 and after a second mobilization* (same mice as per point 2)

- Mice will be followed during time to monitor chimerism and dose dependent engraftment and compared with mice transplanted with unmodified Lin- cells.
- 12 weeks after the transplantation mice will be sacrificed and level of chimerism, short-term and long-term HSC engraftment assessed in BM, PB, spleen and brain.

*4 – Evaluation of the therapeutic potential of Lin- cells transduced with mTie2-mIFNa compared to empty LV (control mice)*

- The dose and timing for IFN-α cell therapy transplantation will be identify based on the results of experiments described in points 1-3.
- Mice will be challenged with the selected solid tumors.
- Tumor growth and mice survival will be monitored over time after hematopoietic reconstitution.

*Researchers involved in the experimental plan*

- 1 X Director Scientist – 25% of dedicated time
- 1 x Research Associate – 40% of dedicated time

- 1 x Staff scientist – 50 % of dedicated time
- 1 x Research Assistant – 50 % of dedicated time
- 2 x Postdoctoral Fellows - 25% of dedicated time

*Overall Duration of the Research Activity*
2 years

**Exhibit B**

Budget and Payment Schedule

The overall consideration for the Sponsored Research is equal to €500.000.

| Direct Costs | Year 1 | Year 2 | Totale |
|---|---|---|---|
| Consumables and Supplies | [redacted] | [redacted] | [redacted] |
| Services | [redacted] | [redacted] | [redacted] |
| Animal Facilities | [redacted] | [redacted] | [redacted] |
| **TotalDirect Costs** | [redacted] | [redacted] | [redacted] |
| OH 25% on Direct Costs | [redacted] | [redacted] | [redacted] |
| **Grand Total** | [redacted] | [redacted] | [redacted] |

Such amount shall be paid by Sponsor to OSR as follows:

Euro [redacted] within 15 days from the Effective Date;
Euro [redacted] will be paid within 15 December 2023;
Euro [redacted] will be paid within 30 June 2024;
Euro [redacted] will be paid within 15 December 2024;
Euro [redacted] will be paid within 30 June 2025;

**Exhibit C**

Patent included in OSR Background IP

International patent application n. PCT/EP2023/061382 filed on 28 April 2023, title "Methods for hematopoietic stem cell transplantation"

Inventors: Luigi Naldini, Attya Omer Javed

Applicant: OSR and Fondazione Telethon